                                                                     EXHIBIT 2.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY
                                                              ---
STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO THE ACT.


                          COMMON STOCK PURCHASE WARRANT

                              REDBACK NETWORKS INC.


     THIS CERTIFIES that, for value received, NOKIA FINANCE INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), organized under the laws of The Netherlands, or its permitted assigns (collectively, the "Holder"), is entitled, upon the terms and
                                      ------
subject to the conditions hereinafter set forth, at any time or from time to time during the exercise periods set forth in Section 2 hereof, to acquire from REDBACK NETWORKS INC., a Delaware corporation (the "Company"), that number of
                                                    -------
fully paid nonassessable shares of common stock, without par value, of the Company (the "Common Stock") set forth in Section 2 against payment of the
              ------------
exercise price per share set forth in Section 2. The shares of Common Stock issued pursuant to this Warrant are collectively referred to as the "Shares".
                                                                     ------

1.   Exercise of Warrant. (a) Subject to Section 1(b) below, the purchase rights
     -------------------
represented by this Warrant are exercisable by the registered Holder hereof during each of the Exercise Periods set forth in Section 2 below for any number of Shares up to the maximum number set forth opposite the relevant Exercise Period in Section 2 below by the presentation of this Warrant and the notice of exercise attached hereto (the "Notice of Exercise") for such Exercise Period
                               ------------------
duly executed and delivered to the principal corporate offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company), and upon payment (by wire transfer or other immediately available funds) of the exercise price per share set forth in
Section 2 (the "Share Purchase Price"), subject to adjustment as provided in
                --------------------
Section 5 below multiplied by the number of shares specified in the Notice of Exercise; whereupon the Holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of Shares so purchased.

     (b) Notwithstanding anything to the contrary contained herein, this Warrant shall terminate and shall no longer be exercisable upon the occurrence of a Termination Event (as such term is defined in the Investor's Rights Agreement, dated as of May 21, 2002, between the Holder and the Company (the "Investor's
                                                                   ----------
Rights Agreement")). Notwithstanding the termination of this Warrant, the
----------------
Investor shall be entitled to purchase those Shares with respect to which it has exercised this Warrant in accordance with the terms hereof prior to any such termination.




* Confidential treatment has been requested for the omitted portions of this agreement, which request has been filed separately with the Securities and Exchange Commission.

2.   Exercise Periods; Maximum Number of Shares; Exercise Price Per Share.
     --------------------------------------------------------------------

     The Shares purchasable pursuant to this Warrant shall become exercisable in accordance with the exercise periods indicated below for the number of Shares at the exercise prices indicated below. The Share numbers referred to below are subject to adjustment as provided in Section 5 below.

Exercise Periods                         Maximum Number of Shares                 Exercise Price Per Share
----------------                         ------------------------                 ------------------------
Warrant 1      10 Business Days          If the Sales Volume (as defined in       Closing Price on date of
---------      commencing on the date    Amendment 6 to System Integrator         exercise
               two Business Days after   Agreement, dated the date hereof,
               the public announcement   between the Company and Nokia
               by the Company of its     Corporation ("Amendment 6")) for the
               earnings results for                    -----------
               the year ended December   period from May 21, 2002 until
               31, 2002                  December 31, 2002 is [*], the number
                                         of shares necessary to increase the
                                         Holding Group's aggregate interest to
                                         19,938,417 shares./1/

                                         If the Sales Volume for the period
                                         May 21, 2002 until December 31, 2002
                                         is [*], the number of shares
                                         necessary to increase the Holding
                                         Group's aggregate interest to
                                         23,926,100 shares./1/

                                         If the Sales Volume for the period
                                         from May 21, 2002 until December 31,
                                         2002 is [*], zero (0) shares.

* Confidential treatment has been requested for the omitted portions of this agreement, which request has been filed separately with the Securities and Exchange Commission.

Warrant 2        10 Business Days          The number of shares necessary to         Closing Price on date of
---------        commencing on the date    increase the Holding Group's aggregate    exercise
                 which is the 12 month     interest in the Company to 31,901,467
                 anniversary of the date   shares. /1/
                 of the Closing (as
                 defined in the Purchase
                 Agreement)

Warrant 3        10 Business Days          The number of shares necessary to         Closing Price on date of
---------        commencing on the date    increase the Holding Group's aggregate    exercise
                 which is the 18 month     interest in the Company to 31,901,467
                 anniversary of the date   shares./1/
                 of the Closing

/1/ In no event shall this Warrant be exercisable for any Shares to the extent that the aggregate number of Shares acquired by the Holding Group, including (i) pursuant to exercises of this Warrant, (ii) the Initial Shares (as defined in the Purchase Agreement) and (iii) any Shares purchased pursuant to the exercise of the preemptive right set forth in Section 3 of the Investor Rights Agreement, would exceed 31,901,467 Shares. In addition, the Share numbers referred to above will not include any Shares purchased pursuant to Sections 8(b) and 8(c) of the
     ---
Investor Rights Agreement.


         "Holding Group" means the Holder plus (i) any transferee of all or a
          -------------
portion of this Warrant in accordance with Section 8.1 (a "Warrant Transferee")
                                                           ------------------
and (ii) any transferee of any shares of the Company's Common Stock originally acquired by the Holder or a Warrant Transferee pursuant either to this Warrant or the Purchase Agreement (the "Transferred Securities"); provided, however,
                                ----------------------    --------  -------
that any securities of the Company held by a transferee that are not Transferred Securities, shall not be included in calculating the percentage ownership of the Holding Group.

         The "Closing Price" means, as of any date, last reported sales price of
              -------------
the shares of Common Stock on the Nasdaq National Market (or other exchange on which the shares are then listed) on such date; provided, however, that if the
                                                --------  -------
Company ceases to be quoted on The Nasdaq National Market or listed on any other exchange, the parties agree that the Closing Price shall be deemed to be the fair market value of a share of Common Stock on such date as reasonably agreed to by the parties, or, in the event that the parties are unable to agree on the fair market value of the Common Stock, as determined by an independent valuation consultant, reasonably satisfactory to the parties, retained by the parties. The parties shall divide the fees and expenses of such independent valuation consultant equally.

         "Business Day" means any day other than a Saturday or Sunday or any day
          ------------
on which commercial banks in San Jose, California or Helsinki, Finland are authorized or obligated by law to close.

3.  Issuance of Shares. The Company agrees that the Shares purchased under this
    ------------------
Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time, not exceeding 15 days after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Shares, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time, not exceeding 15 days after the date of such surrender. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. Notwithstanding anything to the contrary in this Section 3, the obligation of the Company to deliver Shares upon any exercise of this Warrant is subject to the condition that all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") applicable to such issuance
                                           -------
of Shares upon such exercise shall have expired or been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental authority, if any, required in connection with such issuance of Shares hereunder upon such exercise, the failure of which to have been obtained or made would have the effect of making the issuance of such Shares illegal, shall have been obtained or made and the Company shall use its reasonable best efforts to obtain or make such consents, filings or other matters as soon as reasonably practicable.

4.  Shares to be Fully Paid; Reservation of Shares. (a) The Company covenants
    ----------------------------------------------
and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.

    (b) The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will use its reasonable best efforts to cause a sufficient number of shares of authorized but unissued Common Stock to be authorized when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the stock may be listed. Without the prior written consent of the holder of this Warrant, the Company will not take any action which would result in any adjustment of the Share Purchase Price (as described in Section 5 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

5.    Adjustment of Number of Shares.
      ------------------------------

      5.1   Stock Dividends, Subdivisions and, Combination. If the Company shall
            ----------------------------------------------
(A) declare a dividend or distribution on the Common Stock (or other securities deliverable hereunder) payable in shares of Company capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide shares of the Common Stock into a greater number of shares or (C) combine the Common Stock into a smaller number of shares then, in any such event, the Holder shall be entitled to receive, upon exercise of the Warrant, the aggregate number and kind of shares which, if the Warrant had been exercised immediately prior to such record date, such Holder would have been entitled to receive by virtue of such dividend, distribution, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

      5.2   Notices of Certain Events. If at any time after the date hereof and
            -------------------------
before the expiration of the last Exercise Period, there shall be any other event that would result in an adjustment pursuant to this Section 5 in the number of Shares that may be purchased upon the exercise hereof, the Company will cause to be mailed to the Holder, promptly, a notice describing such adjustment.

      5.3   Officer's Certificate. Whenever the number of Shares that may be
            ---------------------
purchased on exercise of this Warrant is adjusted as required by the provisions of Section 5 hereof, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and at the office of its agent an officers' certificate showing the adjusted number of Shares that may be purchased at the Share Purchase Price on exercise of this Warrant, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the Chief Executive Officer, President or Chief Financial Officer of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder.

6.    Issue Tax. The issuance of certificates for Shares upon exercise of this
      ---------
Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being transferred.

7.    No Voting or Dividend Rights; Limitation of Liability. Nothing contained
      -----------------------------------------------------
in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger or conveyance) or any other matters or any rights whatsoever as a stockholder of the Company. Except as provided in Section 5, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or converted. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of capital stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Share Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

8.    Restrictions on Transfer; Compliance with Securities Laws.
      ---------------------------------------------------------

      8.1   Transfer Restrictions. This Warrant may not be transferred or
            ---------------------
assigned, whether by operation of law or otherwise, except (i) to an Affiliate or (ii) with the prior express written consent of the Company. By acceptance hereof, Holder acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party and agrees to comply with the transfer restrictions contained in this Section 8 and Section 9 of the Investor's Rights Agreement and shall submit to the Company an investment representation statement in form and substance reasonably satisfactory to the Company to the effect that such transferee is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended. No transfer of this Warrant to any party shall be effective unless and until such party shall have executed a written agreement agreeing to be bound by the terms of this Section 8 and the Investor's Rights Agreement (including without limitation Section 6 and
Section 8(a)), (which agreement shall provide that the Company shall be an express third party beneficiary). For purposes of this Section 8, an "Affiliate"
                                                                      ---------
means any subsidiary of Holder, the ultimate parent of the Holder or a subsidiary of such parent.

      8.2   Legends. All Shares issued upon exercise hereof shall be stamped or
            -------
imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
                                                              ----------
      ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES
      ---
      ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED EXCEPT (I) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION, AND (II) IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE INVESTOR'S RIGHTS AGREEMENT, DATED AS OF MAY 21, 2002, BETWEEN THE ISSUER AND NOKIA FINANCE INTERNATIONAL BV."

9.    Change of Control Transaction. (a) Notwithstanding anything to the
      -----------------------------
contrary contained herein and subject to Section 9(b) below, if at any time, while this Warrant, or any portion thereof, is outstanding and unexpired, a Change of Control Transaction (as defined in the Investor's Rights Agreement) shall be initiated, this Warrant shall become fully vested and exercisable as of immediately prior to the consummation of the Change of Control Transaction, and lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant upon payment of the Exercise Price in effect based on the Closing Price on the trading day immediately prior to the first public announcement of the Change of Control Transaction, up to the fully vested maximum number of Shares issuable pursuant to this Warrant.

            (b) Any acceleration of the Warrant pursuant to Section 9(a) above, shall be subject to the following conditions: (i) no Termination Event shall have occurred prior to the time of acceleration; (ii) the entity acquiring control of the Company is a competitor of Investor; (iii) the Investor reasonably anticipates that the acquiring entity will not honor the Commercial Agreements (as defined in the Purchase Agreement); and (iv) within 10 days prior to the anticipated closing date of the Change of Control Transaction the Investor shall have delivered to the Company written notice of its intention to terminate or repudiate the Commercial Agreements after the Change of Control Transaction has been consummated.

            (c) The Holder of this Warrant shall have the same rights to notice and information provided to the stockholders of the Company in connection with any Change of Control Transaction.

            (d) If not exercised, the Warrant shall terminate as of the Closing of the Change of Control Transaction.

10.   Notice. Any notice, request or other document required or permitted to be
      ------
given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, by facsimile transmission or by overnight courier, to the Holder at its address and facsimile number as shown on the books of the Company or to the Company at the address indicated on the first paragraph of this Warrant.

11.   Descriptive Headings and Governing Law. The descriptive headings of the
      --------------------------------------
several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

12.   Lost Warrants of Stock Certificates. The Company represents and warrants
      -----------------------------------
to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

13.   Remedies. The Company stipulates that the remedies at law of the holder of
      --------
this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.   Fractional Shares.  No fractional shares shall be issued upon exercise of
      -----------------
this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Share Purchase Price.

15.   Cooperation. The Company will not avoid or seek to avoid the observance or
      -----------
performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment.

16.   Amendments and Waivers. Any term of this Warrant may be amended and the
      ----------------------
observance of any terms of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder(s) holding Warrants representing the right to purchase a majority of the Shares issuable upon exercise of the outstanding Warrant.

               (The remainder of this page is left intentionally)

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers.

Dated:  May 21, 2002             REDBACK NETWORKS, INC.,
                                    a Delaware corporation,

                                    By:   /s/ KEVIN DENUCCIO
                                       -------------------------------------
                                       Name:  Kevin DeNuccio
                                       Title: President and Chief Executive
                                              Officer

                               NOTICE OF EXERCISE
                                    WARRANT 1

To:  REDBACK NETWORKS, INC.

     (1)     The undersigned hereby elects to purchase (check one and complete):

         [_]  _______________ shares of common stock of REDBACK NETWORKS, INC.

         [_] The full number of shares of common stock for which this Warrant is exercisable under Warrant 1 on the date hereof,

in either case pursuant to the terms of the attached Warrant, and the undersigned tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) The purchase price per share of common stock, calculated as provided in
Section 2 of the attached Warrant is $_____.

     (3) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

     ________________________________
     (Name)


     ________________________________
     (Address)

     (4) The undersigned represents as follows: (i) that the aforesaid shares (the "Shares") are being acquired for the account of the undersigned for
      ------
investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares other than in a transaction that is registered under the Securities Act of 1933 or is exempt from, or is not subject to, such registration; (ii) that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned's investment intent as expressed herein; (iii) that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available; and (iv) that the undersigned understands that the certificate evidencing the Shares shall be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or an exemption from registration is available.


      January __, 2003
-------------------------------           ______________________________________
           (Date)                                     (Signature)

                               NOTICE OF EXERCISE
                                    WARRANT 2

To:  REDBACK NETWORKS, INC.

     (1) The undersigned hereby elects to purchase (check one and complete):

         [_]  _______________ shares of common stock of REDBACK NETWORKS, INC.

         [_] The full number of shares of common stock for which this Warrant is exercisable under Warrant 2 on the date hereof,

in either case pursuant to the terms of the attached Warrant, and the undersigned tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) The purchase price per share of common stock, calculated as provided in
Section 2 of the attached Warrant is $_____.

     (3) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

     ________________________________
     (Name)


     ________________________________
     (Address)

     (4) The undersigned represents as follows: (i) that the aforesaid shares (the "Shares") are being acquired for the account of the undersigned for
      ------
investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares other than in a transaction that is registered under the Securities Act of 1933 or is exempt from, or is not subject to, such registration; (ii) that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned's investment intent as expressed herein; (iii) that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available; and (iv) that the undersigned understands that the certificate evidencing the Shares shall be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or an exemption from registration is available.


         May __, 2003
------------------------------------         ___________________________________
           (Date)                                          (Signature)

                               NOTICE OF EXERCISE
                                    WARRANT 3

To:  REDBACK NETWORKS, INC.

     (1) The undersigned hereby elects to purchase (check one and complete):

         [_]  _______________ shares of common stock of REDBACK NETWORKS, INC.

         [_] The full number of shares of common stock for which this Warrant is exercisable under Warrant 3 on the date hereof,

in either case pursuant to the terms of the attached Warrant, and the undersigned tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) The purchase price per share of common stock, calculated as provided in
Section 2 of the attached Warrant is $_____.

     (3) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

     ________________________________
     (Name)


     ________________________________
     (Address)

     (4) The undersigned represents as follows: (i) that the aforesaid shares (the "Shares") are being acquired for the account of the undersigned for
      ------
investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares other than in a transaction that is registered under the Securities Act of 1933 or is exempt from, or is not subject to, such registration; (ii) that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned's investment intent as expressed herein; (iii) that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available; and (iv) that the undersigned understands that the certificate evidencing the Shares shall be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or an exemption from registration is available.


         November __, 2003
---------------------------------------         --------------------------------
            (Date)                                       (Signature)